Exhibit 10.6
Doane Pet Care Enterprises, Inc.
Stock Incentive Plan
SECTION 1.
PURPOSE
          The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.
SECTION 2.
DEFINITIONS
          Whenever used herein, the following terms shall have the respective meanings set forth below:
          Act: the Securities Act of 1933, as amended.
          Adjustment Event: shall mean (i) any stock dividend, stock split or share combination affecting the Common Stock, (ii) any recapitalization, reorganization or exchange of shares affecting the Common Stock, or (iii) any other similar event affecting the Common Stock.
          Board: the Board of Directors of the Company.
          Cause: (i) the commission of a felony or the commission of any act or omission involving moral turpitude, dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company or any of its affiliates into public disgrace or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or any of its affiliates, (iv) failure to accept and cooperate with actions and initiatives assigned to the Participant by the Board, the CEO, or the Participant’s direct supervisor, or (v) the Participant or any member of the Participant’s family shall engage in any Restricted Activity with any customer, supplier or other person having a business relation with the Company, without the prior written approval of the Board; provided that if a Participant is party to an employment agreement with the Company that has a different definition of “Cause” (or analogous term), the definition in such employment agreement shall apply for purposes of the Plan.
          CEO: the Chief Executive Officer of the Company or, if such position is not then occupied, the Committee.
          Change in Control: a transaction or series of related transactions occurring after the Effective Date that:
          (i) involves the sale, exchange, transfer or other disposition by OTPP to one person or group (other than an affiliate of the Company or OTPP), of more than 50% of the Common Stock; or
          (ii) involves the sale, exchange, transfer or other disposition of more than 50% of all of the assets of the Company and the Subsidiaries, taken as a whole, to one person or group (other than an affiliate of the Company or OTPP).
          For purposes of this definition, a Public Offering shall not be a Change in Control.
          Code: the Internal Revenue Code of 1986, as amended.
          Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.
          Common Stock: the Class A Common Stock of the Company, par value $.01 per share.
          Company: Doane Pet Care Enterprises, Inc., a Delaware corporation, and any successor thereto.
          Disability: a physical or mental impairment that renders a Participant unable to perform the essential functions of the Participant’s position even with reasonable accommodation (that does not impose an undue hardship on the Company or its affiliates), and which has lasted at least sixty (60) consecutive days. A physician selected by the Company or its insurers, and consented to by the Participant or the Participant’s personal representative shall make the determination of the existence of a Disability. Consent by the Participant or the Participant’s personal representative shall not be unreasonably withheld; provided that if a Participant is party to an employment agreement with the Company that has a different definition of “Disability” (or analogous term) the definition in such employment agreement shall apply for purposes of the Plan.

          Effective Date: the “Closing Date” as defined in the Agreement and Plan of Merger dated as of August 28, 2005, by and among DPC Newco Inc., Doane Pet Care Company and the Company.
          Employee: any officer or other key employee of the Company or any Subsidiary.
          Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Stockholders Agreement. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days succeeding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days succeeding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on any such date, Fair Market Value shall mean the closing price on the immediately succeeding date on which Common Stock transactions were so reported.
          Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. The Options are not intended to be “incentive stock options” within the meaning of section 422 of the Code.
          OTPP: Ontario Teachers’ Pension Plan Board, an entity without share capital organized under the laws of Ontario, Canada.
          OTPP Investment: means the aggregate dollar amount of all equity investments in the Company made by OTPP and its affiliates, whether such investments occur before or after the Effective Date.
          OTPP Multiple: means the quotient obtained by dividing the net proceeds realized by OTPP with respect to the OTPP Investment prior to or in connection with the Change in Control (including any and all dividends or other distributions paid with respect to any shares of Common Stock owned by OTPP at any time prior to such Change in Control) by the OTPP Investment.
          Participant: any Employee designated by the Committee to receive an Option under the Plan.
          Permitted Transferee: a transferee permitted under Section 1.2 of the Stockholders Agreement.

          Plan: this Doane Pet Care Enterprises, Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.
          Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System or similar non-U.S. exchange or quotation system.
          Restricted Activity: means directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in any business with any customer, supplier or other person having a business relation with the Company; provided however that the term Restricted Activity shall not include passive ownership of less than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of that corporation.
          Stockholders Agreement: the Stockholders Agreement, dated as of the Effective Date, among the Company, OTPP and certain other stockholders of the Company, as it may be amended from time to time.
          Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
          Voluntary Resignation: the termination of a Participant’s employment with the Company or any Subsidiary due to such Participant’s voluntary resignation other than due to Disability.
SECTION 3.
ELIGIBILITY AND PARTICIPATION
          Subject to the approval of the Committee, which shall not be unreasonably withheld, Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan taking into account the recommendations of the CEO (which may include Employees who are members of the Committee). The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other option or incentive plan of the Company or any Subsidiary.

SECTION 4.
ADMINISTRATION
          4.1. Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Options shall be granted (which may include Employees who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of shares of Common Stock covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which Options shall be evidenced. Subject to the terms of the Plan, the terms and conditions of each Option shall be determined by the Committee at the time of grant and, subject to Section 9, such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee shall neither entitle such Employee to, nor disqualify him or her from, the grant of any other Options.
          4.2. Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.
          4.3. Administration. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.
STOCK SUBJECT TO PLAN
          5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 326,175 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.
          5.2. Canceled, Terminated or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason expires or is canceled, terminated, forfeited, substituted for or otherwise settled without the issuance of shares of Common Stock shall again be available for grant under the Plan.
          5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Options and the respective prices and/or vesting criteria applicable to outstanding Options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any corporate transaction constituting an Adjustment Event (other than a Change in Control), any Option granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.
SECTION 6.
OPTIONS
          6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option and the number of shares of Common Stock to which the Option pertains, and the conditions upon which such Options or any portion thereof shall become vested or exercisable.

          6.2. Option Price. Unless otherwise determined by the Committee, Options shall have an exercise price per share of Common Stock equal to the Fair Market Value of a share of Common Stock on the grant date.
          6.3. Vesting and Exercise of Options. Unless otherwise determined by the Committee, one-fifth of the Options granted to any Participant shall vest and become exercisable on each of the first five anniversaries of the grant date, subject to the Participant’s continuous employment with the Company through such date.
          6.4. Maximum Term. No Options shall be exercisable on or after the tenth anniversary of the grant date.
          6.5. Exercise and Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that (a) as a condition to the issuance of any shares of Common Stock upon the exercise of Options prior to a Public Offering, the Participant become a party to the Stockholders Agreement, (b) written notice of exercise be given to the Company and (c) the exercise price for the Options being exercised be paid in full at the time of exercise in one of the following ways: (i) cash or cash equivalents, (ii) at any time following a Public Offering, in unencumbered shares of Common Stock owned by the Participant for at least six months having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or (iii) in a combination of the foregoing. Subject to Section 10.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant’s execution of the Stockholders Agreement in accordance with this Section 6.5, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.
          6.6. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of death or Disability, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 10.2) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter.
          6.7. Termination of Employment for Cause. If a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

          6.8. Termination of Employment Due to Voluntary Resignation or for any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the Participant’s employment with the Company or any Subsidiary terminates due to Voluntary Resignation or for any reason other than those described in Sections 6.6 or 6.7, any Options granted to such Participant that, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of such Options, whichever period is shorter.
          6.9. Termination of Unvested Options. Unless otherwise determined by the Committee at or after the time of grant, upon termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.
          6.10. Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.
          6.11. Repurchase of Options. If a Participant’s employment with the Company or any Subsidiary terminates for any reason, the Company or OTPP may elect to purchase all or a portion of the Participant’s Options that are then vested and exercisable by providing notice to the Participant within 90 days after termination of employment. The purchase price for such Options shall equal the excess, if any, of (a) the aggregate Fair Market Value as of the date of termination of employment of the shares of Common Stock subject to the Options being purchased over (b) the aggregate exercise price for such Options. If the Company is restricted from purchasing a Participant’s Options within the 90-day period following termination of employment under the terms of its financing documents, if purchasing the Options at such time would reasonably likely create an event of default under such financing documents or if the Board determines that purchasing the Options at such time would be imprudent in view of the Company’s financial condition, then the Company may pay the purchase price for the Options in a subordinated note having the same terms as the note described in Section 6(c) of the Stockholders Agreement (although any such note will not be required to be secured by any shares of Common Stock).

SECTION 7.
CHANGE IN CONTROL
          7.1. Accelerated Vesting of Options. In the event of a Change in Control, a percentage of Options that have not previously become vested in accordance with their terms shall become vested and exercisable immediately prior to such Change in Control, based on the OTPP Multiple and determined according to the following table:

% of Unvested Options
OTPP Multiple	Becoming Vested
less than 2.5	0%
2.5	50%
3.0 or above	100%
greater than 2.5 and less than 3.0	50% plus a pro-rata % for OTPP
Multiples between 2.5 and 3.0 (i.e.,
an OTPP Multiple of 2.75 would
result in 75% vesting)
          7.2. Payment for Vested Options. Unless otherwise determined by the Committee, upon a Change in Control, each Option that, by its terms becomes exercisable pursuant to Section 7.1, together with any outstanding Options that have previously become exercisable in accordance with their terms, shall be canceled in exchange for a payment in cash by the Company to each Option holder of an amount equal to the excess, if any, of the price per share of Common Stock received in the Change in Control over the exercise price for such Option, and all other Options shall be cancelled for no consideration.
          7.3. Limitation on Benefits. Notwithstanding anything contained in the Plan or an Option agreement to the contrary, (i) to the extent that any of the payments and benefits provided for under the Plan, an applicable Option agreement or any other agreement or arrangement between the Company and its Subsidiaries and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to section 4999 of the Code. If Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence would not be so reduced or eliminated, as the case may be, if the shareholder approval requirements of section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such payments to be submitted for such approval prior to the Change in Control giving rise to such payments.
SECTION 8.
SECTION 409A OF THE CODE
          In the case of an Option held by a Participant who the Committee reasonably believes is a “specified employee” (within the meaning of Section 409A of the Code), the Committee may delay the settlement or exercisability of such Option until the first business day that is six months and one day after the date of such Participant’s termination of employment (or, if earlier, upon death) if the Committee reasonably believes such Option to be subject to Section 409A(a)(2)(B) of the Code. To the extent that any Option granted under this Plan is not intended to be non-qualified deferred compensation within the meaning of Section 409A of the Code, the Plan and the agreement evidencing such Option shall be interpreted and administered, to the greatest extent practicable, in a manner that will avoid such Option from being subject to Section 409A of the Code.
SECTION 9.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
          9.1. In General. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan and any unvested Options (but not any previously granted vested Options) in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 6 and Section 7 hereof (or in any Option agreement), substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options, provided, however, that (i) such alteration, amendment, suspension or termination shall preserve the economic value, and vesting and exercisability, as determined by the Committee in its sole good faith discretion, of any previously granted Option and (ii) the Committee shall only be permitted to alter, amend, suspend or terminate previously granted unvested Options with the consent of the holders of a majority of such Options.
          9.2. Public Offering. Unless otherwise determined by the Committee, in the event of a Public Offering, the Committee shall have the authority to amend any outstanding Options to provide for (i) subject to Section 9.1 above, the substitution of the vesting criteria based on the OTPP Multiple applicable to Options in connection with a Change in Control with criteria based on stock price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate;

provided, however that such amendments shall preserve the economic value, and vesting and exercisability of the Options, as determined by the Committee in its sole good faith discretion.
SECTION 10.
MISCELLANEOUS PROVISIONS
          10.1. Nontransferability of Options. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a Permitted Transferee, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if permitted by the Committee, any such Permitted Transferee.
          10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or be exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.
          10.3. No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.
          10.4. Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount (in cash or in shares of Common Stock otherwise deliverable to a Participant upon Option exercise) sufficient to satisfy the statutory minimum federal, state, local and foreign withholding tax requirements with respect to any Option and the Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.
          10.5. Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan or any option agreement and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that, such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided further that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. Expenses, including attorneys’ fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.
          10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its employees in cash or property.
          10.7. Requirements of Law. The granting of Options, the exercisability of any Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

          10.8. Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
          10.9. No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan.
          10.10. Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares of Common Stock (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.
          10.11. Freedom of Action. Subject to Section 7, nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.
          10.12. No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.
          10.13. No Right to Particular Assets. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.
          10.14. Unsecured Creditor. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

          10.15. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.
          10.16. Term of Plan. This Plan shall be effective as of the Effective Date and shall expire on the tenth anniversary of such date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 9.